SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                November 1, 1998
                -------------------------------------------------
                (Date of Report--Date of Earliest Event Reported)


                               D. R. Horton, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                      1-14122                 75-2386963
-----------------------------          ------------          -------------------
(State or Other Jurisdiction)          (Commission             (IRS Employer
      of Incorporation)                File Number)          Identification No.)


           1901 Ascension Boulevard, Suite 100, Arlington, Texas 76006
           -----------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (817) 856-8200
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events.

         As of November 1, 1998, D. R. Horton, Inc. (the "Company") redeemed all of its outstanding 6 7/8% Convertible Subordinated Notes due 2002 (the "Notes"). The Company assumed the total outstanding principal amount of $86,150,000 of the Notes in its merger with Continental Homes Holding Corp. on April 20, 1998.

         Until 5:00 p.m. on October 29, 1998, the Notes were convertible into shares of the Company's common stock at a conversion rate of 94.73625 shares of Company common stock for each $1,000 principal amount of Notes. Prior to that time, all but $6,000 principal amount of the Notes were converted into a total of approximately 8.16 million shares of the Company common stock. Approximately
7.8 million of these 8.16 million shares were issued in conversions occurring after June 30, 1998.

         Pursuant to Article 3 of the Indenture governing the Notes, redemption of the remaining $6,000 of Notes was at the redemption price of $1,034.38, plus accrued interest in the amount of $34.38, for a total payment of $1,068.76, for each $1,000 principal amount of Notes.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 3, 1998


                                           D. R. Horton, Inc.


                                       By: /s/ David J. Keller
                                           ------------------------------
                                           David J. Keller
                                           Executive Vice President